UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2008

TECH POWER, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52978	72-1530097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18031 Irvine Blvd., Suite 101 Tustin, CA	92780
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 832-5386

(Former name or former address, if changed since last report.)
21356 Nordhoff Street, Suite 106 Chatsworth, CA 91311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

          Effective September 26, 2008, Tech Power, Inc. (the “Company”) experienced a change in control as the result of a series of related transactions. Effective September 26, 2008, the Company executed an Executive Employment Agreement with Matthew J. Marcus pursuant to which he became the Chairman of the Board and Chief Executive Officer of the Company. Simultaneously, the former Chairman, Mitchell S. Marcus resigned, leaving Mr. Matthew J. Marcus as the sole remaining director. Also effective September 26, 2008, Mr. Marcus acquired the beneficial ownership of 40,000,000 shares of common stock of the Company, constituting 94.98% of the Company’s common stock.As a result of these transactions, Mr. Matthew J. Marcus has assumed control of the Company.

          Pursuant to the terms of the Employment Agreement, Mr. Matthew J. Marcus was engaged to serve as Chairman and CEO for a period of one year, subject to earlier termination. The Agreement provides him no payment of an annual salary.

          At the time of executing the Executive Employment Agreement, Mr. Marcus also announced that he had agreed to purchase 40,000,000 shares of the Company’s common stock valued at $0.01 per share or $400,000. Mitchell S. Marcus the Company’s former chairman and CEO and only director approved Mr. Matthew J. Marcus being named as the Company’s new Chairman and Chief Executive officer and then he resigned.

          This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. The Company’s actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in its Form 10-KSB and other reports it files with the Securities and Exchange Commission. Although management believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in its expectations, except as required by law.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY AGREEMENT OF CERTAIN OFFICERS

          See Item5.01 above for a description of the resignation of directors of the Company.None of such individuals had any disagreements with the Company at the time of their resignation.

Item 8.01 OTHER EVENTS

          Following his appointment to the Company, Mr. Matthew J. Marcus has moved its principal place of business to; 18031 Irvine Blvd., Suite 101 Tustin, CA 92780 and change the main Company phone number to 714-832-5386.

Item9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Executive Employment Agreement between the Company and Matthew J. Marcus, dated September 26, 2008.

10.2 Stock Purchase Agreement between the Company and Matthew J. Marcus, dated September 26, 2008.

17.1 Resignation Letter between the Company and Mitchell S. Marcus, dated September 26, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECH POWER, INC.

(Registrant)

Signature	Title	Date
/s/ Matthew J. Marcus	Chairman and CEO	September 30, 2008